UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016 (December 1, 2016)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Helix Energy Solutions Group, Inc. (the “Company”) approved an amendment to the Company’s 2005 Long-Term Incentive Plan, as amended (the “LTIP”), to allow, at the discretion of the Committee, share netting for taxes up to the maximum statutory tax rate. This amendment will be effective January 1, 2017. The LTIP as amended is attached as Exhibit 10.1.
The Committee on December 1, 2016 also approved a long-term incentive program for the Company’s executive officers for 2017, consisting of the same elements as prior years’ programs (half in time vesting restricted stock and half in cliff vesting performance share units (“PSUs”)), and also determined and approved a structural change to the PSU component of the long-term incentive program for the Company’s executive officers. The program has been changed from prior years to eliminate the quintile total shareholder return (“TSR”) performance concept for payout (if any) of PSU awards issued under the LTIP and to include the following: (i) zero payout if the Company’s TSR ranks below the 30th percentile, (ii) payout at 50% of target if the Company’s TSR is at the 30th percentile, (iii) payout at 100% of target if the Company’s TSR is at the 50th percentile, (iv) payout at 200% of target if the Company’s TSR is at or above the 90th percentile, and (v) payout is interpolated on a linear basis if the Company’s TSR is between the 30th and 90th percentiles.
In addition to abandoning the quartile concept in favor of linear interpolation, for 2017 the threshold required for any payout of PSUs was raised from the 20th percentile to the 30th percentile, and the threshold for a 200% payout was raised from the 80th percentile to the 90th percentile. Any payout of PSUs granted in 2017 is to be made solely in stock.
To reflect the above modifications, on December 1, 2016, the Committee also adopted a revised form of award agreement for the PSU grants to be issued under the LTIP. That form of award agreement will be utilized until the Committee determines otherwise and is attached as Exhibit 10.2.
Information related to the other elements of total compensation for the Company’s named executive officers will be disclosed in the Company’s 2017 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

10.1	2005 Long Term Incentive Plan, as Amended and Restated Effective January 1, 2017.

10.2	Form of Performance Share Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 5, 2016

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description

10.1	2005 Long Term Incentive Plan, as Amended and Restated Effective January 1, 2017.

10.2	Form of Performance Share Unit Award Agreement.